                                                                   Exhibit 10.26

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--------------------------------------------------------------------------------








                              ASSET PURCHASE AGREEMENT

                                   BY AND BETWEEN

                                    GALAGEN INC.

                                        AND

                              NUTRITION MEDICAL, INC.


                           DATED AS OF SEPTEMBER 1, 1998








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--------------------------------------------------------------------------------

                                 TABLE OF CONTENTS

1.    PURCHASE AND SALE OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . .1
      1.1      Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
      1.2      Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .2
2.    PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
      2.1      Cash and Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .2
      2.2      Assignment of International Marketing Consideration.. . . . . . . . .3
      2.3      Royalty.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
      2.4      Adjustment to Cash Payment. . . . . . . . . . . . . . . . . . . . . .3
3.    ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . .4
4.    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
5.    LABOR AND EMPLOYMENT MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .4
6.    LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE TO ASSETS. . . . . . . . . . . . . .5
7.    NONCOMPETITION AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . .5
8.    REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . . . . . . .5
      8.1      Corporate Organization. . . . . . . . . . . . . . . . . . . . . . . .5
      8.2      Corporate Power . . . . . . . . . . . . . . . . . . . . . . . . . . .5
      8.3      Conflicting Agreements, Governmental Consents . . . . . . . . . . . .5
      8.4      Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . .6
      8.5      Actions, Suits, Proceedings . . . . . . . . . . . . . . . . . . . . .6
      8.6      No Material Violations. . . . . . . . . . . . . . . . . . . . . . . .6
      8.7      Title to Personal Property. . . . . . . . . . . . . . . . . . . . . .6
      8.8      Condition of Assets . . . . . . . . . . . . . . . . . . . . . . . . .6
      8.9      Purchase Contracts, Sales Contracts and Other Contracts and
                Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
      8.10     Intellectual Property Rights. . . . . . . . . . . . . . . . . . . . .7
      8.11     Licenses and Permits. . . . . . . . . . . . . . . . . . . . . . . . .8
      8.12     Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
      8.13     Composition of Assets.. . . . . . . . . . . . . . . . . . . . . . . .8
      8.14     Investment Purpose. . . . . . . . . . . . . . . . . . . . . . . . . .8
      8.15     Continuity of Seller; No Distribution of Shares.. . . . . . . . . . .8
      8.16     Access to Information Regarding Buyer.. . . . . . . . . . . . . . . .9
      8.17     Restricted Shares.. . . . . . . . . . . . . . . . . . . . . . . . . .9
      8.18     Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . . .9
      8.19     Brokers and Finders.. . . . . . . . . . . . . . . . . . . . . . . . .9
      8.20     Full Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . . .9
      8.21     Proxy Statement.. . . . . . . . . . . . . . . . . . . . . . . . . . .9
9.    REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . . . . . . 10
      9.1      Corporate Organization. . . . . . . . . . . . . . . . . . . . . . . 10
      9.2      Conflicting Agreements, Governmental Consents . . . . . . . . . . . 10
      9.3      Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . 10
      9.4      Authorized Shares . . . . . . . . . . . . . . . . . . . . . . . . . 10
      9.5      Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . 10
      9.6      Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      9.7      Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                                       i


      9.8      SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
10.   CONDITIONS TO OBLIGATION OF BUYER TO CLOSE TRANSACTIONS. . . . . . . . . . . 11
      10.1     Approval of Seller's Shareholders . . . . . . . . . . . . . . . . . 11
      10.2     Secretary's Certificate . . . . . . . . . . . . . . . . . . . . . . 11
      10.3     Representations and Warranties. . . . . . . . . . . . . . . . . . . 12
      10.4     No Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . 12
      10.5     Observance and Performance. . . . . . . . . . . . . . . . . . . . . 12
      10.6     Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . 12
      10.7     Searches. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      10.8     Consents of Third Parties . . . . . . . . . . . . . . . . . . . . . 12
      10.9     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      10.10    Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . 12
      10.11    Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      10.12    Copies of Documents . . . . . . . . . . . . . . . . . . . . . . . . 12
      10.13    No Legal Action . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      10.14    Closing Documents . . . . . . . . . . . . . . . . . . . . . . . . . 13
      10.15    Noncompetition Agreement. . . . . . . . . . . . . . . . . . . . . . 13
      10.16    Distribution Agreement. . . . . . . . . . . . . . . . . . . . . . . 13
      10.17    Settlement of Claims. . . . . . . . . . . . . . . . . . . . . . . . 13
11.   CONDITIONS TO OBLIGATION OF SELLER TO CLOSE TRANSACTIONS . . . . . . . . . . 13
      11.1     Approval of Seller's Shareholders.. . . . . . . . . . . . . . . . . 13
      11.2     Secretary's Certificate . . . . . . . . . . . . . . . . . . . . . . 13
      11.3     Representations and Warranties. . . . . . . . . . . . . . . . . . . 13
      11.4     Observance and Performance. . . . . . . . . . . . . . . . . . . . . 13
      11.5     Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . 13
      11.6     Consents of Third Parties . . . . . . . . . . . . . . . . . . . . . 14
      11.7     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
      11.8     Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . 14
      11.9     Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
      11.10    No Legal Actions. . . . . . . . . . . . . . . . . . . . . . . . . . 14
      11.11    International Marketing Agreement . . . . . . . . . . . . . . . . . 14
      11.12    Nasdaq Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
      11.13    Consent of Buyer to Settlement Agreement. . . . . . . . . . . . . . 14
12.   EXCLUSIVE MARKETING PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . 14
13.   OPERATION OF BUSINESS PRIOR TO CLOSING; COOPERATION. . . . . . . . . . . . . 14
      13.1     Maintenance of Business . . . . . . . . . . . . . . . . . . . . . . 15
      13.2     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
      13.3     No Disposition of Assets. . . . . . . . . . . . . . . . . . . . . . 15
      13.4     No Additional Liens . . . . . . . . . . . . . . . . . . . . . . . . 15
      13.5     No Modification of Agreements . . . . . . . . . . . . . . . . . . . 15
      13.6     Maintenance of Tangible Assets. . . . . . . . . . . . . . . . . . . 15
      13.7     No Extraordinary Agreements . . . . . . . . . . . . . . . . . . . . 15
      13.8     Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . 15
      13.9     Accounts Receivable; Accounts Payable . . . . . . . . . . . . . . . 15

                                      ii


      13.10    Inventories; Supplies . . . . . . . . . . . . . . . . . . . . . . . 15
      13.11    Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
      13.12    Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . 16
13A.  COVENANTS OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
      13A.1    Nasdaq Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
      13A.2    Blue Sky Approval . . . . . . . . . . . . . . . . . . . . . . . . . 16
      13A.3    Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . 16
14.   POST-CLOSING TRANSITIONAL MATTERS. . . . . . . . . . . . . . . . . . . . . . 17
      14.1     Invoices for Existing or Previously Shipped Inventory of
               Products. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      14.2     Delivery of Tangible Assets . . . . . . . . . . . . . . . . . . . . 17
      14.3     Delivery and Assignment of International Marketing Consideration. . 17
      14.4     Transitional Consulting . . . . . . . . . . . . . . . . . . . . . . 17
      14.5     Use of Nutrition Medical Name . . . . . . . . . . . . . . . . . . . 18
      14.6     Use of Purchased Supplies . . . . . . . . . . . . . . . . . . . . . 18
      14.7     Use of Office Space . . . . . . . . . . . . . . . . . . . . . . . . 18
      14.8     Accounts Receivable Remittances.. . . . . . . . . . . . . . . . . . 18
15.   REGISTRATION REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 18
      15.1     Required Registration . . . . . . . . . . . . . . . . . . . . . . . 18
      15.2     Registration Procedures . . . . . . . . . . . . . . . . . . . . . . 19
      15.3     Delayed Effectiveness of Registration Statement . . . . . . . . . . 20
      15.4     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      15.5     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . 21
      15.6     Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      15.7     Right to Suspend Sales. . . . . . . . . . . . . . . . . . . . . . . 23
16.   LIMITATIONS ON TRANSACTIONS IN SHARES. . . . . . . . . . . . . . . . . . . . 23
      16.1     No Distribution of Shares . . . . . . . . . . . . . . . . . . . . . 23
      16.2     Limitations on Resale of the Shares . . . . . . . . . . . . . . . . 23
17.   TAXES, FEES AND OTHER EXPENSES . . . . . . . . . . . . . . . . . . . . . . . 24
      17.1     Taxes and Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
      17.2     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
18.   INDEMNIFICATION BY SELLER. . . . . . . . . . . . . . . . . . . . . . . . . . 24
      18.1     Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
      18.2     Settlement and Compromise . . . . . . . . . . . . . . . . . . . . . 25
      18.3     Termination of Indemnification. . . . . . . . . . . . . . . . . . . 25
      18.4     Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
19.   INDEMNIFICATION BY BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . 25
      19.1     Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
      19.2     Settlement and Compromise . . . . . . . . . . . . . . . . . . . . . 26
      19.3     Termination of Indemnification. . . . . . . . . . . . . . . . . . . 26
      19.4     Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
20.   TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 26
      20.1     Mutual Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
      20.2     Breach of Agreement . . . . . . . . . . . . . . . . . . . . . . . . 26
      20.3     Delayed Closing . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                                     iii


      20.4     Government Action . . . . . . . . . . . . . . . . . . . . . . . . . 26
21.   NONSOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
22.   SALE OF ADDITIONAL PRODUCT . . . . . . . . . . . . . . . . . . . . . . . . . 27
      22.1     Additional Product. . . . . . . . . . . . . . . . . . . . . . . . . 27
      22.2     Right of First Refusal. . . . . . . . . . . . . . . . . . . . . . . 27
      22.3     Qualifying Offeror. . . . . . . . . . . . . . . . . . . . . . . . . 28
      22.4     Termination of Right of First Refusal . . . . . . . . . . . . . . . 28
23.   ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
24.   COVENANT OF FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . 28
25.   CONFIDENTIALITY AND NONDISCLOSURE. . . . . . . . . . . . . . . . . . . . . . 28
26.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 28
27.   PUBLIC ANNOUNCEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
28.   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
29.   AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
30.   CHOICE OF LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
31.   ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
32.   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
33.   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
34.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
35.   BULK TRANSFER LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
36.   DEFINITION OF KNOWLEDGE. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                           SCHEDULES AND EXHIBITS


        Schedules
        ---------
 Schedule 1.           Products
 Schedule 1.1(b)       Fixed Assets
 Schedule 1.1(j)       Intellectual Property
 Schedule 1.1(k)       Licenses and Permits
 Schedule 1.2          Purchase Money Security Interests
 Schedule 8.5          Actions, Suites, Proceedings
 Schedule 8.8          Inventory Locations
 Schedule 8.9          Contracts
 Schedule 8.10(e)      Judgments, Orders, Consent Decrees or Settlement
                       Agreements Affecting the Products
 Schedule 14.7         Office Space Costs

        Exhibits
        --------

 Exhibit A       Form of Marketing Agreement

                                       v

                              ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is dated as of September 1, 1998, by and between GalaGen Inc., a Delaware corporation ("Buyer"), and Nutrition Medical, Inc., a Minnesota corporation ("Seller").

                                      RECITALS

     WHEREAS, Seller owns the rights to the products listed in Schedule 1 (each a "Product" and together the "Products") and is engaged in the business of selling and distributing the Products (the "Business"); and

     WHEREAS, Seller desires to sell and Buyer desires to purchase the Seller's interests in the Products and certain related assets of Seller used in, related to or arising from the Business on the terms and subject to the conditions of this Agreement.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

     1.   PURCHASE AND SALE OF ASSETS.

          1.1 ASSETS. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, on and as of the Closing Date (as defined in Section 4 hereof), the following property and assets of Seller (together the "Assets"):

     (a)  All of Seller's rights to the Products;

     (b)  The fixed assets described in Schedule 1.1(b) attached hereto;

     (c) All Seller's interest in inventory of the Products, wherever held, existing at the Closing Date;

     (d) All rights of Seller under contracts, purchase orders and agreements pursuant to which Seller has agreed to purchase Products after the Closing Date ("Product Manufacturing Contracts");

     (e) All rights of Seller under any warranty or guarantee by any manufacturer, supplier or other transferor of any of the Assets;

     (f) All rights of Seller under contracts and agreements pursuant to which Seller has agreed to sell Products after the Closing Date;

     (g) Electronic or manual copies of all sales records, purchase records, customer lists, supplier lists, production records and other similar records related to the Products or associated with the Business as it applies to the Products;

     (h) All advertising, marketing and promotional materials associated with the Products;

     (i) All rights of Seller under any contracts (in addition to those specified in Sections 1.1(d) and (f) above), indentures, guarantees, leases, commitments, or other agreements related to the Products;

     (j) All interests of Seller in any copyrights, patents, trademarks, trade names, logos, trade secrets, inventions, know how, other confidential information and other intellectual property of any nature related to or arising from the Products, utilized in their production or associated with the Business as it applies to the Products, together with pending applications for any of the foregoing, including without limitation those identified in Schedule 1.1(j) hereto;

     (k) All rights of Seller, except for those rights identified in Schedule 1.1.(k) hereto as nontransferable, under any franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, related to the Products or associated with the Business as it applies to the Products including without limitation the licenses and permits listed in Schedule 1.1(k) hereto; and

     (l) All goodwill and other general intangibles of Seller related to the Products or arising from the Business as it applies to the Products.

          1.2 TITLE TO ASSETS. Except as hereinafter specifically provided, the Assets will be transferred by Seller to Buyer in accordance with this Agreement free and clear of all liens, security interests, encumbrances or debts of any nature, except for (i) liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) liens identified in the disclosure schedules attached hereto, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due or delinquent,
(iv) liens in respect of pledges or deposits under workers' compensation laws, and (v) purchase money security interests on any Assets securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Assets, provided that any such lien attaches solely to the Assets so acquired and that the amount of the debt secured thereby does not exceed 100% of the cost of such Assets. A list of each Asset covered by a purchase money security interest referred to in clause (v) above, including in each case the amount of outstanding debt secured thereby, is attached as Schedule 1.2 hereto.

     2.   PURCHASE PRICE.

     2.1 CASH AND SHARES. At the Closing, on the terms and subject to the conditions of this Agreement, Buyer will transfer to Seller, in consideration of the Assets:

     (a) Cash in the amount of $175,000, adjusted as set forth in Section 2.4 hereof, by wire transfer of immediately available funds to the cash account or accounts as may be specified by Seller, and;

     (b) Shares of Common Stock of Buyer (each a "Share" and together the "Shares") having an aggregate fair market value, as defined below, of $625,000.

     For purposes of determining the number of Shares to be delivered to Seller at the Closing, each Share shall be deemed to have a fair market value equal to the average of the closing sale price of a Share on the Nasdaq National Market for the thirty trading days immediately preceding the Closing Date.

      2.2 ASSIGNMENT OF INTERNATIONAL MARKETING CONSIDERATION. Buyer and Seller anticipate that, prior to the Closing Date, Buyer will enter into an international marketing agreement (the "International Marketing Agreement") with an entity controlled by William L. Rush (the "International Marketing Entity") containing mutually acceptable terms whereby, effective upon the Closing, Buyer will license to the International Marketing Entity the exclusive right to market, sell and distribute certain Products in certain countries other than the United States in return for certain consideration (the "International Marketing Consideration"). The International Marketing Consideration to be received from the International Marketing Entity pursuant to the International Marketing Agreement shall be delivered or assigned by Buyer to Seller, together with all rights to any collateral related to the International Marketing Consideration, as additional consideration for the Assets. Buyer shall have no obligation, as guarantor or otherwise, for payment of any International Marketing Consideration to be made by the International Marketing Entity upon assignment of such consideration to Seller. Buyer will have no obligation to enter into the International Marketing Agreement unless and until Mr. Rush has entered into a noncompetition agreement with the Buyer containing mutually acceptable terms and conditions.

      2.3 ROYALTY. Buyer will pay Seller a royalty of nine percent (9%) of net sales, reduced by uncollectible accounts, of the Products in excess of (i) $5,000,000 during the year ending December 31, 2000, (ii) $6,000,000 during the year ending December 31, 2001, and (iii) $7,500,000 during the year ending December 31, 2002. Buyer will make payment, if any is required, of the royalty no later than 120 days after the end of the year to which such royalty relates, accompanied by such documentation as may be agreed upon by the parties. Buyer will promptly inform Seller if it discontinues sales of any of the Products for any reason, including due to development of alternative products.

      2.4 ADJUSTMENT TO CASH PAYMENT. In the event that the aggregate Inventory Value as defined herein is less than $200,000, the amount of the cash payment to be made by Buyer to Seller pursuant to Section 2.1(a) hereof will be reduced by the difference between the aggregate Inventory Value as determined hereby and $200,000, provided, however, such reduction will not exceed $175,000. Aggregate Inventory Value will be determined by a physical inventory count and valuation conducted by Buyer not more than three days prior to the Closing Date (the "Physical Inventory") of the Products owned by Seller and subject to transfer to Buyer pursuant to this Agreement. "Inventory Value" shall mean the amount invoiced to Seller by the manufacturers of such inventory plus freight from the manufacturers to Seller, provided, however, that Inventory Value will be recognized only (a) for inventory of Products other than Glutasorb Ready to Use, Pro-Peptide VHN and Prop-Peptide Vanilla (i) having a shelf life, as measured from the expiration date of the inventory, ("Shelf Life") of eight months or more at the date of the Physical Inventory, and (ii) for ten percent (10%) of such inventory having a Shelf

Life of between six and eight months at the date of the Physical Inventory, further provided, however, that no Inventory Value will be recognized under
(i) or (ii) of this part (a) for inventory representing greater than a twelve-month supply of a Product based on Historical Sales of that Product ("Historical Sales" of any Product means sales of such Product for the period six months prior to the date hereof), and (b) for the inventory of Glutasorb Ready to Use expected to be sold between the Closing Date and January 31, 1999 based on Historical Sales of such Product, and (c) (i) if the expiration dates of existing inventories of Pro-Peptide VHN and Pro-Peptide Vanilla are not extended through September 30, 1999, for the inventory of Pro-Peptide VHN expected to be sold between the Closing Date and December 31, 1998, based on Historical Sales of such Product and for inventory of Pro-Peptide Vanilla expected to be sold between the Closing Date and March 31, 1999, based on Historical Sales of such product or (ii) if the expiration dates of existing inventories of Pro-Peptide VHN and Pro-Peptide Vanilla are extended through September 30, 1999, for the inventory of Pro-Peptide VHN and Pro-Peptide Vanilla expected to be sold between the Closing Date and August 31, 1999 based on Historical Sales of such Products.

     3. ASSUMPTION OF LIABILITIES. Except as hereinafter specifically provided, Buyer shall not assume any liabilities or obligations of Seller and Seller shall be solely liable for all liabilities and obligations, known or unknown, fixed or contingent, arising from or in connection with ownership of the Assets or operation of the Business as it relates to the Products prior to the Closing Date, whether or not reflected in its books and records. Subject to the conditions of this Agreement, on the Closing Date Buyer shall assume only those liabilities and obligations of Seller, if any, (a) arising after the Closing Date under Product Manufacturing Contracts assigned to or assumed by Buyer, (b) arising after the Closing Date under any other contracts, purchase orders and agreements assigned to or assumed by Buyer pursuant to Sections 1.1(d), 1.1(f) and 1.1(i) hereof, (c) as provided in Section 1.2(v) related to purchase money security interests, if any, and (d) as provided in
Section 5 related to accrued vacation benefits for certain employees of Seller hired by Buyer.

      4. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Faegre & Benson LLP, Minneapolis, Minnesota, at 10:00 a.m. on the seventh business day following fulfillment or appropriate waiver of all of the conditions specified in Sections 10 and 11 hereof, or such other date as Buyer and Seller may mutually agree (the "Closing Date "). At the Closing (a) Buyer shall (i) pay to Seller cash in the amount specified in Section 2.1(a) hereof, (ii) deliver to Seller a certificate for the number of Shares as specified in Section 2.1(b) hereof, (iii) deliver to Seller the International Marketing Consideration, if any, with any such endorsement as may be required, together with an assignment of rights to any future benefits related to the International Marketing Consideration and any related collateral securing payment thereof, and (iv) deliver to Seller the various certificates, instruments and documents referred to in Section 11 hereof, and (b) Seller shall (i) deliver to Buyer such bills of sale, assignments and other documents of transfer reasonably required to transfer to Buyer the interest of Seller in the Assets and (ii) deliver to Buyer the various certificates, instruments and documents referred to in Section 10 hereof.

     5.   LABOR AND EMPLOYMENT MATTERS.  Without limiting the generality of
Section 3 hereof, Buyer, except as otherwise provided in this Section 5, shall not assume any employment or employee benefit obligation, or any wage or salary payment obligation, including without limitation those arising under any pension, profit sharing, deferred compensation, bonus, stock option, severance, welfare, sick leave, vacation, wage or other employee benefit or compensation plan, procedure, policy or practice of Seller regardless of whether such plan, procedure, policy or practice is disclosed to Buyer. For each employee of Seller who enters into an employment agreement with Buyer on or prior to the Closing Date, Buyer will assume Seller's obligation, if any, to provide such employee with up to five days of vacation to be taken in accordance with the Vacation/PFT policy of Buyer within such employee's first year of employment with Buyer. Seller and Buyer hereby agree and acknowledge that Seller shall have no further obligations to Buyer or any employee who enters into an employment agreement with Buyer on or prior to the Closing
Date in connection with or related to such employee's employment with Buyer except as otherwise required under applicable federal or state law or as may be provided in any contract between Seller and such employee.

     6. LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE TO ASSETS. If, between the date of this Agreement and the Closing Date, tangible Assets (other than inventory) are lost, destroyed, or condemned or suffer any material damage, and if Buyer shall have waived the conditions precedent contained in Section 10 hereof, where applicable, then, the number of Shares to be transferred from Buyer to Seller pursuant to Section 2.1(b) hereof shall be reduced by that number of Shares having an aggregate fair market value equal to the excess of
(i) the liquidation value of such Assets prior to such loss, destruction, condemnation or damage, over (ii) the salvage value, if any, of such Assets following such loss, destruction, condemnation or damage. In no event shall the aggregate adjustments made pursuant to this Section 6 exceed $25,000.

     7. NONCOMPETITION AGREEMENT. On the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer and Seller will execute and deliver a Noncompetition Agreement in form and substance mutually agreeable to Buyer and Seller (the "Noncompetition Agreement").

     8. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that, except as set forth in the disclosure schedules accompanying this Agreement:

     8.1 CORPORATE ORGANIZATION. Seller is a corporation duly organized and validly existing, is in good standing under the laws of the State of Minnesota, and has the corporate power and authority to own the Assets and carry on the Business as now being conducted.

     8.2 CORPORATE POWER. Seller has the corporate power to execute and deliver this Agreement and the Noncompetition Agreement and to consummate the transactions contemplated hereby and thereby.

     8.3 CONFLICTING AGREEMENTS, GOVERNMENTAL CONSENTS. The execution and delivery by Seller of this Agreement and the Noncompetition Agreement and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, and the performance or observance by Seller of any of the terms or conditions hereof or thereof, will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, or result in the creation of any lien on any of the Assets pursuant to, the Articles of Incorporation or By-Laws of Seller, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with Seller's shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Seller or the Assets is subject, in each case, the result of which would have a material adverse effect on the Business or the financial condition of the Business, or (b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority.

     8.4 CORPORATE AUTHORITY. The execution and delivery by Seller of this Agreement and the Noncompetition Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval by the holders of the requisite number of outstanding shares of the common stock of Seller. This Agreement and the Noncompetition Agreement and all other instruments required hereby to be executed and delivered by Seller are, or when delivered will be, legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms subject only to the approval by the holders of the requisite number of outstanding shares of the common stock of Seller, and except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

     8.5 ACTIONS, SUITS, PROCEEDINGS. Except as disclosed in Schedule 8.5 hereof, there are no requests, notices, investigations, claims, demands, actions, suits or other legal or administrative proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of its property in any court or before any federal, state, municipal or other governmental agency which (a) if decided adversely to Seller, would have a material adverse effect upon the Business or the Assets, (b) seek to restrain or prohibit the transactions contemplated by this Agreement or obtain any damages in connection therewith, or (c) if decided adversely to, Seller would have a material adverse effect on the enforceability of this Agreement or the Noncompetition Agreement; nor is Seller in default with respect to any order of any court or governmental agency entered against it in respect of the Business or the Assets.

     8.6 NO MATERIAL VIOLATIONS. To its knowledge, Seller is not in material violation of any applicable law, rule or regulation relating to the Business or any of the Assets, which violation could have a material adverse effect on the Business or the financial condition of the Business. To the Seller's knowledge, there are no requests, notices, investigations, claims, demands, actions, administrative proceedings, hearings or other governmental claims or proceedings against Seller alleging or investigating the existence of any such violation. Seller has provided to Buyer copies of all written field inspection reports in its possession submitted to Seller by governmental authorities since the inception of any of the Products.

     8.7 TITLE TO PERSONAL PROPERTY. Seller has good title to all personal property included in the Assets, free and clear of all mortgages, liens, pledges, charges and encumbrances, except for (i) liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings,
(ii) liens identified in Schedule 1.2 attached hereto, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due or delinquent, and (iv) liens in respect of pledges or deposits under workers' compensation laws.

     8.8 CONDITION OF ASSETS. All of the tangible Assets are, in all material respects, in good operating condition and repair (subject to normal wear and tear) and are adequate and suitable for the purposes for which they are currently being used. All inventory is located at the facilities specified in Schedule 8.8 hereto.

     8.9 PURCHASE CONTRACTS, SALES CONTRACTS AND OTHER CONTRACTS AND AGREEMENTS. Schedule 8.9 hereto sets forth under the headings of "Purchase Contracts", "Sales Contracts" or "Other Contracts and Agreements" all contracts, indentures, guarantees, leases, commitments, distribution agreements or other agreements related to the Business to which Seller is a party or by which it is bound; provided, however, that with respect to contracts, leases, commitments or other agreements involving payments remaining to or from the Company, only those contracts, leases, commitments or other agreements involving such payments in excess of $5,000 are set forth on such Schedule. Seller and, to the knowledge of Seller, each other party thereto have substantially performed all obligations required to be performed by them to date, and are not in default in any material respect, under any of the instruments or agreements described above. The instruments and agreements described above which are to be assigned to Buyer hereunder are each in full force and effect and are assignable to Buyer without the consent of third parties, and Seller has not waived or assigned to any other person any of its rights thereunder. Seller has delivered to Buyer true and correct copies of all such contracts, indentures, guarantees, leases, commitments and other agreements.

     8.10 INTELLECTUAL PROPERTY RIGHTS.

     (a) Seller owns or possesses, is licensed under, or otherwise has lawful access to all patents, trade secrets, know-how, other confidential information, trademarks, service marks, copyrights, mask works, trade names, logos and other intellectual property, whether registered or unregistered, necessary for the lawful conduct of the Business as it is currently conducted. Seller has not received any notice of any infringement or misappropriation by, or conflict from, any third party with respect to such intellectual property rights. Seller has no knowledge of any unauthorized use or disclosure or misappropriation of any of its intellectual property necessary for the lawful conduct of the Business, and Seller has obtained appropriate employee agreements and taken other reasonable steps to protect against the unauthorized use or disclosure of such intellectual property.

     (b) Schedule 1.1(j) hereto lists and describes correctly all patents and all registered trademarks, service marks, copyrights, mask works, trade names, logos and other registered intellectual property (and all applications for any of the foregoing) included in the Assets, all of which are owned of record solely in the name of Seller or are beneficially owned solely by Seller, and have not been licensed or otherwise been made available by Seller for use by others. All such patents and registered intellectual property rights are in full force and effect, and will not expire or require renewal until the respective dates (if any) set forth in Schedule 1.1(j). Seller (i) does not own or have any license or other interest in or to any other patents or registered trademarks, service marks, copyrights, mask works, trade names, logos or other registered intellectual property (or applications for any of the foregoing) used in the Business, and (ii) does not license from others the right to use any other industrial or intellectual property used in the Business.

     (c)  Except as disclosed in Schedule 1.1(j), Seller has no knowledge that
(i) any of the intellectual property rights owned or used by Seller in the Business is invalid or unenforceable (whether due to the existence of prior art, inequitable conduct such as patent fraud or misuse, prior use or creation, abandonment or otherwise), (ii) any payments to governmental agencies required to maintain the effectiveness of any patents or any registered intellectual properties have not been timely paid, or (iii) any pending applications of Seller for patents or for registration of other intellectual property will be denied or will be materially restricted or conditioned, or any prior art or other information or circumstance exists which would cause such denial, restriction or condition.

     (d) Seller (i) has not received any written communications, nor has any officer or director of Seller received any communications of any kind from any person or entity containing any express or implied allegation that Seller is or may be infringing any of such person's or entity's intellectual property in connection with Seller's conduct of the Business, and (ii) is not currently evaluating any intellectual property of another person or entity (and has not, to Seller's knowledge, conducted any such evaluations in the past five years) to determine whether a license thereof is necessary or desirable in connection with Seller's conduct of the Business or whether such intellectual property may otherwise have a material effect on the Business as now conducted.

     (e) Except as set forth in Schedule 8.10(e), there are no judgments, orders, consent decrees or settlement agreements affecting the Seller's production or sale of the Products.

     8.11 LICENSES AND PERMITS. Schedule 1.1(k) hereto correctly describes all material licenses and permits granted to or by Seller in connection with the operation of the Business. Seller has all material licenses and permits required by law or otherwise necessary for the proper operation of the Business. To the Seller's knowledge, all licenses and permits granted to Seller are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or has been threatened by any governmental agency or other party. Except as discloseded in Schedule 1.1(k), to the Seller's knowledge, the consummation of the transactions contemplated by this Agreement will not violate the provisions of, or require Buyer to reapply for, any such license or permit. Seller has delivered to Buyer true and correct copies of all such licenses and permits.

     8.12 TAXES. Seller has filed all federal, state and local tax returns required to be filed by it with regard to the Products or the Business, and has paid all federal, state and local income, profits, franchise, sales, use, property, excise, payroll, and other taxes and assessments (including interest and penalties) related to the Products or the Business to the extent that such have become due. No claims for additional taxes have been asserted against Seller and no audits are pending with respect to any tax liabilities of Seller related to the Products or the Business.

     8.13 COMPOSITION OF ASSETS. The Assets comprise all property and assets sufficient to conduct the Business in its present form.

     8.14 INVESTMENT PURPOSE. Seller is acquiring the Shares for investment purposes and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder.

     8.15 CONTINUITY OF SELLER; NO DISTRIBUTION OF SHARES.

     (a)  This Agreement is not part of a plan for dissolution of Seller.

     (b) Seller will make no PRO RATA or similar distribution of the Shares to its shareholders.

     (c) The board of directors of Seller has no current intent to adopt resolutions to dissolve Seller or make a PRO RATA or similar distribution of the Shares to Seller's shareholders within one year after the Closing Date.

     8.16 ACCESS TO INFORMATION REGARDING BUYER.

     (a) Seller has received copies of Buyer's annual report to shareholders and annual report on Form 10-K for the year ended December 31, 1997, and a copy of Buyer's definitive proxy statement dated March 30, 1998.

     (b) Seller has received copies of Buyer's quarterly reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998.

     (c) Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions upon which the Shares will be issued to Seller and to obtain additional information that Buyer possesses that is necessary to verify the accuracy of information contained in the documents referenced in parts (a) and (b) of this
          Section 8.16.

     8.17 RESTRICTED SHARES. Seller is aware and acknowledges that the Shares to be transferred to it pursuant to Section 2.1(b) hereof will be issued without registration under the Securities Act or under any state securities laws, and, therefore, may not be sold, transferred or pledged in the absence of an effective registration statement under the applicable federal and state securities laws or an opinion of counsel satisfactory to the Buyer that the transfer is exempt from registration. Seller further acknowledges that the certificate or certificates representing the Shares to be transferred to Seller will bear a legend restricting transfer of the Shares as provided above. Reference is made to Section 15 hereof regarding the agreement of Buyer to registration of the Shares for resale by Seller under the conditions therein specified.

     8.18 SHAREHOLDER APPROVAL. Seller will use its reasonable best efforts and will cause its officers and agents to use their reasonable best efforts to promptly secure any approval of shareholders of Seller required to consummate the transactions contemplated by this Agreement.

     8.19 BROKERS AND FINDERS. Seller has not retained or engaged any broker, finder or other financial intermediary in connection with the transaction contemplated by this Agreement.

     8.20 FULL DISCLOSURE. No representation or warranty by Seller contained in this Agreement or the schedules hereto, and no written representation, statement or certificate made or furnished, or to be made or furnished hereafter, by Seller or any officer or representative of Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representations or statements contained herein or therein not misleading.

     8.21 PROXY STATEMENT. At the time the Proxy Statement (as defined herein) is mailed to the shareholders of Seller in order to obtain their approval referred to in Section 10.1 and at all times subsequent to such mailing up to and including the time of such approval, the Proxy Statement (including all supplements thereto), with respect to all information set forth therein relating to Seller (including its subsidiaries, if any) will (a) comply in all material respects with applicable provisions of the Securities Act, and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     9. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

     9.1 CORPORATE ORGANIZATION. Buyer is a corporation duly organized and validly existing, is in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     9.2 CONFLICTING AGREEMENTS, GOVERNMENTAL CONSENTS. The execution and delivery by Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby, and the performance or observance by Buyer of any of the terms or conditions hereof, will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or By-Laws of Buyer, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Buyer is subject, or (b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority, except in connection with the registrations rights granted hereby in Section 15.

     9.3 CORPORATE AUTHORITY. The execution and delivery by Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and all other documents and instruments required hereby to be executed and delivered by Buyer are, or when delivered will be, legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

     9.4  AUTHORIZED SHARES.  All Shares to be issued by Buyer pursuant to
Section 2.1(b) hereof will, upon issuance, be duly authorized and validly issued, fully paid and non-assessable.

     9.5 BROKERS AND FINDERS. Buyer has not retained any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

     9.6 FULL DISCLOSURE. No representation or warranty by Buyer contained in this Agreement or the exhibits hereto, and no written representation, statement or certificate made or furnished, or to be made or furnished hereafter, by Buyer or any officer or representative of Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representations or statements contained herein or therein not misleading.

     9.7 PROXY STATEMENT. At the time the Proxy Statement (as defined herein) is mailed to the shareholders of Seller in order to obtain their approval referred to in Section 10.1 and at all times subsequent to such mailing up to and including the time of such approval, the Proxy Statement (including all supplements thereto), with respect to all information set forth therein relating to Buyer and supplied by Buyer or on behalf of Buyer for inclusion therein, will (a) comply in all material respects with applicable provisions of the Securities Act, and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     9.8 SEC DOCUMENTS. Buyer has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since April 1, 1996 (together with later filed documents that revise or supersede earlier filed documents, the "Buyer SEC Documents").
As of their respective dates, the Buyer SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents. None of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position of Buyer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Buyer SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, Buyer has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth in a balance sheet of Buyer or in the notes thereto which, individually or in the aggregate, would have a material adverse effect on the business or results of operations of Buyer.

     10. CONDITIONS TO OBLIGATION OF BUYER TO CLOSE TRANSACTIONS. The obligation of Buyer to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions, except for any such condition expressly waived in writing by Buyer prior to the Closing Date:

     10.1 APPROVAL OF SELLER'S SHAREHOLDERS. The holders of outstanding shares of common stock of Seller, by the requisite vote of such holders, shall have approved this Agreement and authorized the transactions contemplated hereby and such approval and authorization shall remain effective as of the Closing Date.

     10.2 SECRETARY'S CERTIFICATE. Seller shall have delivered to Buyer a certificate of the Secretary of Seller, dated the Closing Date, to the effect that the execution and delivery by Seller of this Agreement, the Noncompetition Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation of the transaction contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Seller.

     10.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct on the Closing Date, as if made on the Closing Date, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only be required to be true on and as of such date.

     10.4 NO ADVERSE CHANGE. There shall have occurred no material adverse change in the Assets as a whole or the Business as it relates to the Products or results of operations of the Business as it relates to the Products since the date hereof.

     10.5 OBSERVANCE AND PERFORMANCE. Seller shall have observed and performed all covenants and agreements required by this Agreement to be observed or performed by Seller on or prior to the Closing Date.

     10.6 OFFICER'S CERTIFICATE. Seller shall have delivered to Buyer a certificate of a responsible officer of Seller, dated the Closing Date, to the effects set forth in Sections 10.3, 10.4 and 10.5 above.

     10.7 SEARCHES. Buyer shall have received Uniform Commercial Code searches against Seller from the Secretary of State of Minnesota and from such other states and/or counties as Buyer shall reasonably request, together with tax lien and judgment searches and disclosing no liens or security interests against the Assets.

     10.8 CONSENTS OF THIRD PARTIES. Buyer shall have received duly executed copies of any material consents necessary to permit the assignment of the contracts, leases, commitments and agreements described under Schedule 8.9 hereto without breach thereof.

     10.9 NOTICES. Seller shall have made all filings and registrations with all federal, state and local governmental agencies or authorities required to be made by Seller in connection with the execution and delivery hereof and the consummation of the purchase and sale of the Assets contemplated hereby.

     10.10 REGULATORY APPROVALS. Seller and Buyer shall have received all authorizations, consents and approvals of governments and governmental agencies required in connection with the purchase and sale of the Assets contemplated by this Agreement.

     10.11 LEGAL OPINION. Buyer shall have received an opinion, dated as of the Closing Date, from Dorsey & Whitney LLP, counsel to Seller, as to such matters as Buyer may reasonably request.

     10.12 COPIES OF DOCUMENTS. Buyer shall have received accurate and complete copies of all documents and instruments related to the purchase and sale of the Assets and listed in any of the schedules to this Agreement (and of any amendments, waivers or similar supplementary materials related thereto).

     10.13 NO LEGAL ACTION. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the purchase and sale of the Assets contemplated by this Agreement, and no person, firm, corporation or governmental agency shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the purchase and sale of the Assets contemplated by this Agreement.

     10.14 CLOSING DOCUMENTS. Buyer shall have received such bills of sale, assignments and other documents of transfer reasonably required to transfer to Buyer the interests of Seller in the Assets consistent with the terms of this Agreement.

     10.15 NONCOMPETITION AGREEMENT. Seller shall have entered into the Noncompetition Agreement.

     10.16 DISTRIBUTION AGREEMENT. Seller shall have terminated all distribution agreements, independent representative agreements and the VHA, Inc. purchase agreement, as listed in Schedule 8.9, related to the Products and shall have provided evidence of such termination satisfactory to Buyer.

     10.17 SETTLEMENT OF CLAIMS. All material litigation and claims related to the Products shall have been resolved to the reasonable satisfaction of Buyer.

     11. CONDITIONS TO OBLIGATION OF SELLER TO CLOSE TRANSACTIONS. The obligation of Seller to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions, except for any such condition expressly waived in writing by Seller prior to the Closing Date:

     11.1 APPROVAL OF SELLER'S SHAREHOLDERS. The holders of outstanding shares of common stock of Seller, by the requisite vote of such holders, shall have approved this Agreement and authorized the transactions contemplated hereby and such approval and authorization shall remain effective as of the Closing Date.

     11.2 SECRETARY'S CERTIFICATE. Buyer shall have delivered to Seller a certificate of the Secretary of Buyer, dated the Closing Date, to the effect that the execution and delivery by Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Buyer.

     11.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct on the Closing Date, as if made on the Closing Date, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only be required to be true on and as of such date.

     11.4 OBSERVANCE AND PERFORMANCE. Buyer shall have observed and performed all covenants and agreements required by this Agreement to be observed or performed by Buyer on or prior to or at the Closing Date.

     11.5 OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a certificate of a responsible officer of Buyer, dated the Closing Date, to the effects set forth in Sections 11.3 and 11.4 above.

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     11.6 CONSENTS OF THIRD PARTIES.  Seller shall have received duly executed copies of any material consents necessary to permit the assignment of the contracts, leases, commitments and agreements described in Schedule 8.9 hereto without breach thereof.

     11.7 NOTICES. Buyer shall have made all filings and registrations with all federal, state and local governmental agencies or authorities required to be made by Buyer in connection with the execution and delivery hereof and consummation of the purchase and sale of the Assets contemplated hereby.

     11.8 REGULATORY APPROVALS. Seller and Buyer shall have received all authorizations, consents and approvals of governments and governmental agencies required in connection with the purchase and sale of the Assets contemplated by this Agreement.

     11.9 LEGAL OPINION. Seller shall have received an opinion, dated the Closing Date, from Faegre & Benson LLP, counsel to Buyer, as to such matters as Seller may reasonably request.

     11.10 NO LEGAL ACTIONS. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the purchase and sale of the Assets contemplated by this Agreement, and no person, firm, corporation or governmental agency shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the purchase and sale of the Assets contemplated by this Agreement.

     11.11 INTERNATIONAL MARKETING AGREEMENT. If William L. Rush and Buyer have entered into a mutually satisfactory noncompetition agreement, Buyer and the International Marketing Entity shall have entered into the International Marketing Agreement as described in Section 2.2 hereof.

     11.12 NASDAQ LISTING.

     (a) The Common Stock of Buyer shall continue to be listed for trading on the Nasdaq National Market or The Nasdaq SmallCap Market.

     (b) The Shares shall have been approved for listing, upon official notice of issuance, on the Nasdaq National Market or The Nasdaq SmallCap Market.

      11.13 CONSENT OF BUYER TO SETTLEMENT AGREEMENT. Buyer shall have consented to be bound by the terms of any settlement agreement resolving the lawsuit described in Schdule 8.5 hereof to the extent required by such settlement agreement.

     12. EXCLUSIVE MARKETING PRIOR TO CLOSING. Contemporaneously with the execution of this Agreement, and pending the Closing, Buyer and Seller are entering into an exclusive marketing agreement (the "Marketing Agreement") substantially in the form of Exhibit A hereto.

     13. OPERATION OF BUSINESS PRIOR TO CLOSING; COOPERATION. Seller agrees that, from the date of this Agreement to the Closing:

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     13.1 MAINTENANCE OF BUSINESS.  Seller will use reasonable efforts to preserve intact the business organization of the Business, keep available the services of key employees on terms no less favorable to Seller than those on which such employees are presently employed, and preserve for Buyer the goodwill of suppliers, customers and others having business relationships with the Business. Seller will maintain its books and records related to the Business during such period in a manner consistent with past practice.

     13.2 EMPLOYEES. Seller will not hire any new employees for the Business, or effect any increase in compensation or employee benefits for its employees engaged in operating the Business.

     13.3 NO DISPOSITION OF ASSETS. Seller will not sell, transfer, dispose of or abandon any portion of the Assets, except in the ordinary course of business and consistent with past practice.

     13.4 NO ADDITIONAL LIENS. Seller will not permit any of the Assets to become subject to any mortgage, lien, charge or encumbrance, other than liens imposed by law and incurred in the ordinary course of business for obligations not yet due or delinquent, and liens identified in Schedule 1.2 attached hereto.

     13.5 NO MODIFICATION OF AGREEMENTS. Seller will not modify or amend any material contract, lease, commitment or agreement to be assigned to or assumed by Buyer hereunder, or waive or assign to any third party any of its rights under any such contract, lease, commitment or agreement.

     13.6 MAINTENANCE OF TANGIBLE ASSETS. Seller will maintain all tangible Assets in good order and repair, ordinary wear and tear excepted.

     13.7 NO EXTRAORDINARY AGREEMENTS. Seller will not enter into any contract or agreement that relates to the Business or Assets and that contains terms or conditions inconsistent with past business practices of Seller or the continued operation of the Business as a going concern.

     13.8 MAINTENANCE OF INSURANCE. Seller will continue to carry all existing policies of insurance relating to the Assets, or will effect renewals or replacements thereof in substantially the same form and amount, and providing substantially the same coverage, as such existing policies.

     13.9 ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE. With respect to the Business, Seller will continue to collect its accounts receivable and pay its accounts payable in accordance with its past business practices.

     13.10 INVENTORIES; SUPPLIES. With respect to the Business, Seller will maintain its inventories and other consumable materials and supplies at levels as reasonably required to conduct the Business.

     13.11 COOPERATION. Seller will furnish to Buyer all information concerning Seller, the Business and the Assets required for inclusion in any statement or application made by Buyer to any governmental body in connection with the transactions contemplated by this Agreement (all of which information Seller represents, warrants and covenants shall when furnished be true and complete in all material respects). Without limiting the foregoing sentence, Seller will reasonably cooperate with Buyer in good faith to obtain all consents and approvals required from governmental and regulatory authorities and private third parties necessary to consummate the transactions contemplated hereby and to enable the Buyer thereafter to carry on the Business without material disruption. Seller will inform Buyer when Seller believes that the extent of services provided by Seller's employees under this Section 13.11 or under Section 14.4 requires compensation from Buyer. Thereafter, Buyer and Seller will mutually agree upon the terms for such services. No payments made under the Marketing Agreement will be considered compensation for services provided by Seller's employees under this Section 13.11 or under Section 14.4. Buyer will reimburse Seller for the documented fees and expenses, if any, of Seller's independent auditors or other third parties that are charged solely for services performed by them in connection with this Section 13.11.

     13.12 INSPECTION RIGHTS. Seller will permit employees and agents of Buyer during normal business hours and on reasonable notice to Seller to inspect the Assets and to inspect all contracts, agreements, other documents and records reflecting or reasonably relating to the Assets or the Business. All information and records obtained by Buyer pursuant to this Section 13.12 shall be maintained as confidential and shall not be disclosed to any third party without the prior written consent of Seller except in response to legal process or to the extent required to comply with applicable law. Buyer will not be obligated to maintain as confidential any information obtained from Seller which is publicly available, readily ascertainable from public sources, known to Buyer at the time the information was disclosed or which is rightfully obtained from a third party. The obligations of confidentiality arising under this Section
13.12 shall survive the termination or abandonment of this Agreement.

     13A. COVENANTS OF BUYER.

     13A.1     NASDAQ LISTING.  Buyer will file an application for listing of additional shares in accordance with the rules of the Nasdaq Stock Market in order to have the Shares approved for listing on the Nasdaq National Market or The Nasdaq SmallCap Market and will use its best efforts to have such application approved by the Nasdaq National Market or The Nasdaq SmallCap Market prior to Closing.

     13A.2     BLUE SKY APPROVAL.  Buyer will file all documents required to obtain, prior to Closing, all necessary approvals under state securities laws, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its reasonable best efforts to obtain such approvals.

     13A.3     PROXY STATEMENT.  Buyer will furnish, or cause to be furnished, to Seller all the information concerning Buyer required for inclusion in the proxy statement (the "Proxy Statement") for the meeting of Seller's shareholders at which this Agreement and the transactions contemplated hereby will be submitted to for approval, and Buyer shall cooperate with Seller in the preparation of the Proxy Statement. Any financial statement for any fiscal year provided under this Section 13A must include the audit opinion of Buyer's independent accountant, and the consent of such accountant to use such opinion in the Proxy Statement. Buyer agrees promptly to notify Seller if at any time prior to such meeting the Proxy Statement becomes incorrect or incomplete in any material respect with regard to any information furnished by Buyer for inclusion in the Proxy Statement, and to provide Seller with the information needed to correct such inaccuracy or omission.

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

     14.  POST-CLOSING TRANSITIONAL MATTERS.

     14.1 INVOICES FOR EXISTING OR PREVIOUSLY SHIPPED INVENTORY OF PRODUCTS. With respect to any purchase orders or contracts assumed by Buyer pursuant to
Section 1.1(d) hereof, in the event that Buyer receives, subsequent to the Closing, an invoice from a product manufacturer for any item of inventory of Products (i) existing and owned by the Seller as of the Closing Date the value of which was included in calculating the aggregate Inventory Value pursuant to
Section 2.4 hereof was satisfied or (ii) included within Products shipped by Seller prior to the Closing, Buyer shall promptly deliver to Seller a copy of such invoice. Seller shall review such invoice and shall, within five business days of delivery of such invoice to Seller, deliver to Buyer documentation, signed by the product manufacturer, of any adjustment to the amounts reflected on such invoice. On the sixth business day after delivery of a copy of such invoice to Seller, Buyer shall have the right, in its sole discretion, either to pay such invoice, as adjusted, and be promptly reimbursed therefor by Seller or demand payment of such invoice, as adjusted, by Seller. Seller agrees to reimburse Buyer for any such invoice amount so paid or to pay any such invoice amount, as requested by Buyer, promptly upon receipt from Buyer of instructions to make such a payment. Nothing in this Section 14.1 shall be deemed to prevent Seller from disputing with the product manufacturer any amounts paid by Seller, and retaining any amounts remitted by the product manufacturer as a result of any such dispute.

     14.2 DELIVERY OF TANGIBLE ASSETS. Promptly after the Closing Date, Seller shall make the tangible Assets available to Buyer at Seller's facilities at Suite 110, 9850 51st Avenue North, Minneapolis, Minnesota and shall cooperate with Buyer's personnel in arranging for the orderly assembly, packing and shipment which shall be at Buyer's expense of all tangible Assets to such locations as Buyer shall specify; provided, however, that (a) machinery, equipment and tooling, if any, in the possession of third parties for production purposes shall be left in their possession and Seller and Buyer shall jointly notify and confirm to such third parties that Buyer has purchased such assets from Seller; (b) Buyer shall be entitled if it so desires to continue to store inventory of the Products at the facilities of the Seller through November 30, 1998 and (c) Buyer shall, with Seller's assistance, identify any books and records the originals of which should remain in the possession of Seller. In consideration of the use of the Seller's facilities to store inventory of the Products, Buyer agrees to pay Seller $3,000 per month pro rated on a daily basis from the Closing Date through the last date upon which any inventory of the Products is stored at the facilities of the Seller.

     14.3 DELIVERY AND ASSIGNMENT OF INTERNATIONAL MARKETING CONSIDERATION. Immediately upon the Closing, Buyer will inform the International Marketing Entity of the Closing; obtain from the International Marketing Entity the International Marketing Consideration; and tender the International Marketing Consideration with any such endorsement as may be required, and with an assignment of any future benefits related to the International Marketing Consideration and any related collateral securing payment thereof in form approved by Seller, to Seller.

     14.4 TRANSITIONAL CONSULTING. The parties contemplate that Buyer will, for a period of nine months after the Closing Date, periodically require the advice and assistance of a number of Seller's scientific, technical, regulatory and marketing executives and employees who are familiar with the history and current status of the Business. Seller will, so long as such persons remain employed by Seller or any other entity affiliated with Seller, make such persons reasonably available to assist Buyer in interpreting and reconciling the books, records and correspondence transferred to Buyer hereunder, responding to customer inquiries and complaints, providing information about regulatory matters and the status of and issues being considered in pending regulatory proceedings, and otherwise carrying forward the Business. Buyer and Seller will use their reasonable best efforts to schedule the availability of the appropriate executives and employees of Seller in such manner that will not materially delay, impede or otherwise adversely affect either Buyer's pursuit of the Business or Seller's pursuit of its remaining business. Buyer will use its reasonable best efforts to reduce its reliance on Seller's personnel as soon as reasonably possible following the date hereof. Seller will inform Buyer when Seller believes that the extent of services provided by Seller's employees under this Section 14.4 or under Section 13.11 requires compensation from Buyer. Thereafter, Buyer and Seller will mutually agree upon the terms for such services. No payments made under the Marketing Agreement will be considered compensation for services provided by Seller's employees under this Section
14.4 or under Section 13.11.

     14.5 USE OF NUTRITION MEDICAL NAME. Buyer will have the right to use the name "Nutrition Medical" and any related trademarks or symbols in connection with the Products for a period commencing on the Closing Date and ending one year after the Closing Date.

     14.6 USE OF PURCHASED SUPPLIES. Subject to any applicable laws, rules or regulations, Buyer shall be entitled following the Closing or Subsequent Closing, if any, to use up any then existing supplies of packaging or promotional materials bearing Seller's name.

     14.7 USE OF OFFICE SPACE. Each employee of Seller hired by Buyer will continue to have access to, and working from, the office space assigned to such employee in the facility of the Seller until the earlier of November 30, 1998 or the date upon which such employee is instructed by Buyer to begin working from Buyer's facility. Buyer will be allowed to use Seller's copy machine(s) and fax machine(s), provided that Buyer purchases paper and other supplies for such use. In consideration of the use of office space, Buyer agrees to pay Seller the amounts enumerated in Schedule 14.7 hereof from the Closing Date through the last date upon which any employee under Buyer's employment works from a facility of Seller.

     14.8 ACCOUNTS RECEIVABLE REMITTANCES. If Seller receives payments on accounts receivable for sales of the Products made by Buyer, it will promptly remit such payments to Buyer. If Buyer receives payments on accounts receivable for sales of Products made by Seller, it will promptly remit such payments to Seller.

     15.  REGISTRATION REQUIREMENTS.

     15.1 REQUIRED REGISTRATION. Following the Closing, and to facilitate resale of the Shares by Seller to the public following the Closing, Buyer shall promptly prepare and file (in any event no later than 45 days of the Closing
Date) a registration statement under the Securities Act covering all of the Shares issued to Seller and shall use its reasonable best efforts to cause such registration statement to become effective. Buyer shall be obligated to prepare, file and cause to become effective only one registration statement (on Form S-3 or any successor form promulgated by the SEC) pursuant to this Section 15.1, and to pay the expenses associated with such registration statement. In the event that Buyer shall not be eligible to use Form S-3, Buyer shall be obligated to prepare, file and cause to become effective one registration statement on Form S-1, S-2 or other applicable form or any other successor form promulgated by the SEC at Buyer's election, in which case references herein to "Form S-3" shall be deemed to refer to such other form. In Buyer's sole discretion, such registration statement may include Shares of Common Stock of Buyer held by other shareholders of Buyer.

     15.2 REGISTRATION PROCEDURES.  Buyer will:

     (a) prepare and file with the SEC a registration statement with respect to the Shares issued to Seller, and use its reasonable best efforts to cause such registration statement to become and remain effective until the earlier of two years from the date upon which such registration statement is declared effective by the SEC (the "Effective Time") or the date that all Shares registered on such registration statement have been sold by Seller;

     (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the period described in clause (a) above;

     (c) notify Seller as to the filing of any such registration statement and of all amendments or supplements thereto;

     (d) subject to Section 15.7 hereof, prepare promptly upon request of Seller or any underwriter for Seller, during the period during which Buyer is obligated to keep any such registration statement effective, such amendment or amendments to such registration statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of
Section 10(a)(3) of the Securities Act;

     (e) furnish Seller with copies of such opinions of counsel and accountants' "comfort" letters as it reasonably may request with respect to the registration of the Shares, any registration statement covering the Shares and the financial statements included therein;

     (f) in connection with the preparation and filing of each registration statement registering Shares under the Securities Act, give Seller and any underwriter, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Buyer with its officers and the independent accountants who have certified its financial statements as shall be necessary, in the opinion of Seller and such underwriters, or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

     (g) subject to Section 15.7 hereof, prepare and promptly file with the SEC and promptly notify Seller of the filing of any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event with respect to Buyer shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (h) furnish to Seller and to the underwriters, if any, of the Shares to be registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, prospectus supplements and such other documents as Seller or such underwriters may reasonably request in order to facilitate the public offering of the Shares;

     (i) use its reasonable best efforts to register or qualify the Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Seller may reasonably request in writing, except that Buyer shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

     (j) notify Seller, promptly after it shall receive notice thereof, of the time when such registration statement has become effective;

     (k) notify Seller promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

     (m) subject to Section 15.7 hereof, prepare and file with the SEC, promptly upon the request of Seller or any underwriter, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Seller (and concurred in by counsel for Buyer), is required or advisable under the Securities Act in connection with the distribution of the Shares by Seller;

     (n) advise Seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or any amendment thereto or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

     (o) not file any amendment or supplement to such registration statement or prospectus to which Seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for Buyer the filing of such amendment or supplement is reasonably necessary to protect Buyer from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

     15.3 DELAYED EFFECTIVENESS OF REGISTRATION STATEMENT. If the registration statement with respect to the Shares has not become effective on or prior to 180 days after the Closing Date, Buyer will issue to Seller, as liquidated damages, that number of Shares equal to ten percent (10%) of the Shares issued to Buyer pursuant to Section 2.1(b) of this Agreement. The registration statement will be amended to cover the Shares, if any, issued pursuant to this

Section 15.3. The Shares, if any, issued pursuant to this Section 15.3 will, upon issuance, be duly authorized and validly issued, fully paid and non-assessable.

     15.4 EXPENSES. With respect to such registration, Buyer shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Buyer, all internal Buyer expenses, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Shares are to be registered or qualified. Fees and disbursements of counsel and accountants for Seller, as the selling security holder, underwriting discounts and commissions and transfer taxes and any other expenses incurred by Seller not expressly included above shall be borne by Seller, provided that Buyer shall bear up to $1,250 of the fees and expenses of counsel to Seller in connection with the registration provided for by this
Section 15, provided, however that in the event that Buyer is unable to register the Shares on Form S-3 Buyer shall bear the full fees and expenses of counsel to Seller in connection with the registration provided for by this Section 15.

     15.5 INDEMNIFICATION.  With respect to such registration:

     (a) Buyer will indemnify and hold harmless Seller, its directors and officers, and any underwriter (as defined in the Securities Act) for Seller and each person, if any, who controls Seller or such underwriter within the meaning of the Securities Act, from and against, and will reimburse Seller and each such director, officer, underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense (including legal fees) to which Seller or any such director, officer, underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any state securities law or any regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that Buyer will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Seller, such director, officer, underwriter or such controlling person in writing specifically for use in the preparation thereof.

     (b) Seller will indemnify and hold harmless Buyer, its directors and officers, any controlling person and any underwriter from and against, and will reimburse Buyer, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense (including legal fees) to which Buyer or any controlling person and/or any director, officer or underwriter may become subject under the Securities

Act, the Exchange Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Seller specifically for use in the preparation thereof.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 15.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will only relieve it from liability to the extent that such failure to so notify shall materially adversely prejudice the indemnifying party in the defense of any such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party, in the defense of any such claim or litigation shall, except with the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to the indemnified party.

     15.6 CONTRIBUTION.

     (a) If the indemnification provided for in Section 15.5 from the indemnifying party is unavailable to or unenforceable by the indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 15.5, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     (b) Buyer and Seller agree that it would not be just and equitable if contribution pursuant to this Section 15.6 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 15.6(a). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (c) If indemnification is available under Section 15.5, the indemnifying party shall indemnify each indemnified party to the full extent provided in
Section 15.5 without regard to the relative fault of the indemnifying party or indemnified party or any other equitable consideration provided for in this
Section 15.6.

     15.7 RIGHT TO SUSPEND SALES. Buyer may suspend sales of Shares under the registration statement for a limited time, which in no event shall be longer than 90 days, if (a) such sales would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus or other filing with the SEC), a proposed financing, reorganization, recapitalization, merger, acquisition, consolidation or similar transaction or other development involving or with respect to Buyer (including, without limitation, through the premature disclosure thereof) or (b) Buyer is conducting a public offering of capital stock (including during the effectiveness of any registration statement pertaining thereto) and the managing underwriter concludes in its reasonable judgment that sales of Shares held by the Seller would materially adversely affect the success of the offering. Buyer will promptly notify Seller any time sales of Shares under the registration statement are suspended and will promptly notify Seller of the termination of any such suspension.

     16.  LIMITATIONS ON TRANSACTIONS IN SHARES.

     16.1 NO DISTRIBUTION OF SHARES. Seller agrees not to distribute the Shares to its shareholders as a part of the transactions contemplated hereby and not to sell or otherwise transfer any Shares except in accordance with applicable federal and state securities laws and otherwise in accordance with the terms and conditions hereof.

     16.2 LIMITATIONS ON RESALE OF THE SHARES. Seller agrees that it will not sell or otherwise transfer any Shares except pursuant to the registration statement described in Section 15 hereof during the two-year period following the Closing Date and, further, that any such sales or transfers will be limited as follows:

     (a) immediately upon effectiveness of the above-mentioned registration statement, Seller may sell or transfer up to 10% of the Shares;

     (b) during each of the first through the sixth months following the Closing Date (the month of the Closing Date being counted as the first such month), Seller may sell or transfer up to an additional 5% of the Shares per month; and

     (c) during each of the seventh through the twelfth months following the Closing Date, Seller may sell or transfer up to an additional 10% of the Shares per month.

     The foregoing percentages are intended to be cumulative, such that any amounts not sold within such limitations at the time or within the period permitted shall continue to be available for sale at any time during the remainder of the one-year period following the Closing Date.

     17.  TAXES, FEES AND OTHER EXPENSES.

     17.1 TAXES AND FEES. Seller shall be responsible for and shall pay all sales, transfer or similar taxes or governmental charges, if any, with respect to the sale and purchase of the Assets, whether levied against the Assets, Seller or Buyer.

     17.2 EXPENSES. Except as otherwise provided herein, each party shall pay all of the costs and expenses incurred by it in negotiating and preparing this Agreement (and all other agreements, certificates, instruments and documents executed in connection herewith), in soliciting any required shareholder approval for this Agreement, in performing its obligations under this Agreement, and in otherwise consummating the transactions contemplated by this Agreement, including without limitation its attorneys' fees and accountants' fees.

     18.  INDEMNIFICATION BY SELLER.

     18.1 GENERALLY. Seller hereby agrees to defend, indemnify and hold harmless Buyer against and with respect to:

     (a) Any and all liabilities and obligations arising from or in connection with ownership of the Assets or operation of the Business, as it relates to the Assets, on or prior to the Closing Date, whether or not reflected in Seller's books and records and whether or not readily apparent on or prior to the Closing Date;

     (b) Without limiting the generality of the foregoing, any and all products liability or similar claims in respect of Products sold or delivered by Seller on or prior to the Closing Date;

     (c) Any and all loss, injury, damage or deficiency resulting from any misrepresentation, omission or breach of warranty on the part of Seller under this Agreement or any other agreement, instrument or document contemplated hereby;

     (d) Any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of Seller under this Agreement; and

     (e) Any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

     (f) Any and all liabilities and obligations arising from or in connection with the performance by Seller of Seller's obligations under the Marketing Agreement.

     18.2 SETTLEMENT AND COMPROMISE. Seller shall not settle or compromise any demands, claims, actions, suits or proceedings for which Buyer has sought indemnification from Seller unless it shall have given Buyer not less than 15 days prior written notice of the proposed settlement or compromise and afforded Buyer an opportunity to consult with Seller regarding the proposed settlement or compromise.

     18.3 TERMINATION OF INDEMNIFICATION. The right to indemnification under this Section 18 to the extent based on any misrepresentation or breach of warranty shall terminate twelve months after the Closing Date except (a) for (i) any claim based on the untruth or inaccuracy of any representation or warranty of Seller contained in Section 8.12 hereof or (ii) any claim based on the untruth or inaccuracy of any other representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, and (b) that with respect to any pending claim for indemnity hereunder which shall have been made within twelve months after the Closing Date, the right to indemnity shall not terminate until the final determination and satisfaction of such claim.

     18.4 LIMITATIONS. No claim for indemnification under this Section 18 shall be made by Buyer unless and until the aggregate amount of such claims by Buyer shall exceed $5,000. Seller shall be liable for a maximum of $175,000 of payments made under this Section 18.

     19.  INDEMNIFICATION BY BUYER.

     19.1 GENERALLY. Buyer hereby agrees to defend, indemnify and hold harmless Seller against and with respect to:

     (a) Any and all liabilities and obligations arising from or in connection with ownership of the Assets or operation of the Business, as it relates to the Assets, after the Closing Date, except to the extent Seller is required to indemnify Buyer in respect thereof pursuant to Section 18.1;

     (b) Without limiting the generality of the foregoing, any and all products liability claims or similar claims in respect of Products sold or delivered by Buyer after the Closing Date;

     (c) Any and all loss, injury, damage or deficiency resulting from any misrepresentation, omission or breach of warranty on the part of Buyer under this Agreement or any other agreement, instrument or document contemplated hereby;

     (d) Any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of Buyer under this Agreement; and

     (e) Any and all demands, claims, actions, suits or proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

     (f) Any and all liabilities and obligations arising from or in connection with the performance by Buyer of Buyer's obligations under the Marketing Agreement, except to the extent Seller is required to indemnify Buyer in respect thereof pursuant to Section 18.1.

     19.2 SETTLEMENT AND COMPROMISE. Buyer shall not settle or compromise any demands, claims, actions, suits or proceedings for which Seller has sought indemnification from Buyer unless it shall have given Seller not less than 15 days prior written notice of the proposed settlement or compromise and afforded Seller an opportunity to consult with Buyer regarding the proposed settlement or compromise.

     19.3 TERMINATION OF INDEMNIFICATION. The right to indemnification under this Section 19 to the extent based on any misrepresentation or breach of warranty shall terminate twelve months after the Closing Date except (a) for any claim based on the untruth or inaccuracy of any representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, and (b) that with respect to any pending claim for indemnity hereunder which shall have been made within twelve months after the Closing Date, the right to indemnity shall not terminate until the final determination and satisfaction of such claim

     19.4 LIMITATIONS. No claim for indemnification under this Section 19 shall be made by Seller unless and until the aggregate amount of such claims by Seller shall exceed $5,000. Buyer shall be liable for a maximum of $175,000 of payments made under this Section 19.

     20. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing Date only as follows:

     20.1 MUTUAL CONSENT.  By mutual consent of Buyer and Seller.

     20.2 BREACH OF AGREEMENT. By Buyer giving written notice to Seller if Seller is in breach, or by Seller giving written notice to Buyer if Buyer is in breach, in any material respect of any representation, warranty or covenant contained in this Agreement and such breach shall not have been cured by the fourteenth calendar day after the giving of such notice.

     20.3 DELAYED CLOSING. By Buyer giving written notice to Seller, or by Seller giving written notice to Buyer, if the transactions contemplated by this Agreement shall not have been consummated by December 31, 1998, unless such failure shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants, agreements and conditions hereof to be performed or observed by such party at or before the Closing Date.

     20.4 GOVERNMENT ACTION. By Buyer or Seller if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

     21. NONSOLICITATION. Until the termination of this Agreement in accordance with Section 20, Seller will not, directly or indirectly, through any officer, director, agent, affiliate, employee or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person, group or entity relating to any acquisition of the Products or the Business (an "Acquisition Proposal"); will not participate in any negotiations or discussions regarding or furnish to any other person any information with respect to, or otherwise cooperate in any way with, assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek such acquisition; will inform any person making inquiry with respect to such acquisition of this Agreement; and will inform Buyer of any such inquiry; provided, that in response to an Acquisition Proposal made without any solicitation, initiation or encouragement by Seller or any officer, director, agent, affiliate or employee thereof, Seller may (i) furnish information to any person pursuant to a confidentiality agreement no more favorable to such person than any confidentiality agreement that may be entered into between Buyer and Seller, and (ii) participate in negotiations regarding such Acquisition Proposal, in each case if and only to the extent that the Board of Directors of Seller shall have concluded in good faith based on the advice of outside counsel that such action is required for the Board of Directors of Seller to comply with its fiduciary duties under applicable law. If any Acquisition Proposal is received or indicated to be forthcoming, Seller shall notify Buyer immediately of such Acquisition Proposal, including the material terms and conditions of such Acquisition Proposal.

     22.  SALE OF ADDITIONAL PRODUCT.

     22.1 ADDITIONAL PRODUCT. Seller is the owner of an additional product, L-Emental Plus ("LEP"), that is not one of the Products for purposes of this Agreement. Pending the mutually satisfactory resolution of certain litigation relating to LEP, Buyer may be interested in purchasing Seller's rights to LEP pursuant to a separate purchase agreement to be negotiated by Buyer and Seller (the "LEP Agreement").

     22.2 RIGHT OF FIRST REFUSAL. Pending negotiation and execution of the LEP Agreement, Seller will not at any time assign, transfer, convey or otherwise dispose of any of its rights to LEP unless Seller has first (a) received from a Qualifying Offeror (as hereinafter defined) a BONA FIDE written offer for such rights, in form and substance such that acceptance thereof by signature of an officer of Seller would cause formation of a legally binding contract for such disposition (a "Qualifying Offer") and (b) complied in full with the following provisions:

          (i) Seller will give written notice to Buyer of each Qualifying Offer, including a complete copy thereof, the identify of the Qualifying Offeror, purchase price, rights and other assets involved and all other terms and conditions thereof (the "Notice").

          (ii) With respect to each Qualifying Offer, Buyer shall have 21 days after receipt of the Notice in which to elect to purchase such rights on the same terms and conditions as those contained in the Qualifying Offer.

          (iii) If Buyer gives notice of its election to purchase such rights within such 21-day period, then Buyer and Seller will proceed to close the transfer of such rights on the terms set forth in such Qualifying Offer.

          (iv) If Buyer gives notice of its election not to purchase such rights or fails to give any notice to Seller within such 21-day period, Buyer will be deemed to have waived its rights with regard to such Qualifying Offer, and Seller will have 60 days after the end of such 21-day period in which to accept such Qualifying Offer and close the disposition contemplated therein on the terms set forth in such Qualifying Offer. If the disposition contemplated by such Qualifying Offer has not been closed by the end of such 60-day period, then Seller's right to do so shall lapse and terminate at the end of such 60-day period, such Qualifying Offer shall be deemed to have lapsed and all rights granted to Seller hereunder shall again be subject to all of the provisions hereof.

     22.3 QUALIFYING OFFEROR. For purposes of this Section 22, a "Qualifying Offeror" shall mean a person or entity which (a) is not under any legal or contractual disability preventing completion of the related Qualifying Offer and
(b) is financially ready, willing and able to complete the transaction being proposed.

     22.4 TERMINATION OF RIGHT OF FIRST REFUSAL.  Buyer's rights under this
Section 22 shall terminate and be of no further force one year after the Closing Date.

     23. ASSIGNMENT. This Agreement may not be assigned by either party hereto without the prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns, and no person, firm or corporation other than the parties, their successors and permitted assigns shall acquire or have any rights under or by virtue of this Agreement.

     24. COVENANT OF FURTHER ASSURANCES. From time to time after the Closing, at the request of Buyer and without further consideration, Seller will execute and deliver such other instruments of transfer and take such other actions as Buyer may reasonably require to transfer the acquired Assets to, and vest title of the acquired Assets in, Buyer, and to put Buyer in possession of the acquired Assets. In the event that it shall be necessary for Seller to qualify to do business as a foreign corporation in any state after the Closing in order for Buyer to enforce any material claim, Seller shall so qualify promptly upon written request of Buyer.

     25. CONFIDENTIALITY AND NONDISCLOSURE. Seller covenants and agrees from and after the date hereof to maintain in strict confidence and not to use or disclose to others the industrial and intellectual property of Seller to be transferred to Buyer pursuant to this Agreement.

     26. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein, and all other written representations and warranties of Buyer and Seller contained in the instruments executed in connection with the consummation of the transactions provided for herein, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until twelve months after the Closing Date; provided, however, that the foregoing shall not bar the parties hereto, and their respective successors and assigns, from asserting at any time thereafter any cause of action based on (a) the untruth or inaccuracy of any representation or warranty of Seller contained in Section 8.12 hereof, or (b) the untruth or inaccuracy of any other representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof.

     27. PUBLIC ANNOUNCEMENT. Any and all public announcements of any kind or nature whatsoever concerning the transactions contemplated hereby made before, on or after the Closing Date shall require the prior written approval of Buyer and Seller.

     28. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached to this Agreement, and other agreements contemplated hereby constitutes the entire agreement and understanding between Seller and Buyer with respect to the sale and purchase of the Assets and the other transactions contemplated by this Agreement. All prior representations, understandings and agreements between the parties with respect to the purchase and sale of the Assets and the other transactions contemplated by this Agreement are superseded by the terms of this Agreement.

     29. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived only by a writing signed by the party against which enforcement of the amendment or waiver is sought.

     30. CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Minnesota, without giving effect to the conflict of laws provision thereof, as though all acts and omissions related to this Agreement occurred in the State of Minnesota.

     31. ARBITRATION. Except as provided below, any controversy or claim arising out of or relating to this Agreement, including disputes relating to its formation, or the breach thereof, shall be settled by arbitration in Minneapolis, Minnesota, at a time and location designated by the arbitrator, but not exceeding 90 days after a demand for arbitration has been made. Arbitration shall be conducted by the American Arbitration Association in accordance with its Rules of Commercial Arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be agreed to by both Buyer and Seller and shall be a retired state or federal judge or any attorney who has practiced business litigation for at least 10 years. If Buyer and Seller cannot agree upon the arbitrator within 10 days after a demand for arbitration has been made, the arbitrator shall be selected in accordance with the rules of the American Arbitration Association. Arbitration will be conducted pursuant to the provisions of this

Agreement, and the Commercial Arbitration Rules of the American Arbitration Association. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of, and may be decided by, the arbitrator. The arbitrator shall assess the costs and expenses of the arbitration against the parties in such proportion as may be fair and equitable. Nothing herein contained shall bar either party from seeking equitable remedies in a court of appropriate jurisdiction.

     32. SEVERABILITY. The provisions of this Agreement shall, where possible, be interpreted so as to sustain their legality and enforceability, and for that purpose the provisions of this Agreement shall be read as if they cover only the specific situation to which they are being applied. The invalidity or unenforceability of any provision of this Agreement in a specific situation shall not affect the validity or enforceability of that provision in other situations or of other provisions of this Agreement.

     33. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original.

     34. NOTICES. All notices given pursuant to this Agreement shall be in writing and shall be delivered by hand or sent by United States registered mail, postage prepaid, addressed as follows (or to another address or person as a party may specify on notice to the other):


                  (i)    If to Seller:


                         Nutrition Medical, Inc.
                         Suite 110
                         9850 51st Avenue North
                         Minneapolis, Minnesota  55442

                         Attention: President


                  (ii)   If to Buyer:

                         GalaGen Inc.
                         4001 Lexington Avenue North
                         Arden Hills, Minnesota  55126

                         Attention: Robert A. Hoerr

     35. BULK TRANSFER LAWS. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     36. DEFINITION OF KNOWLEDGE. For purposes of this Agreement, "knowledge" shall mean the actual knowledge of an executive officer or director of Seller or Buyer, as the case may be, and including such knowledge as a reasonably prudent person in such position would have obtained upon the exercise of reasonable diligence.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date and year first above written.


                                       GALAGEN INC.


                                       By
                                          --------------------------------
                                          Its
                                              ----------------------------


                                       NUTRITION MEDICAL, INC.


                                       By
                                          --------------------------------
                                          Its
                                              ----------------------------

                                                                    SCHEDULE 1.



                                      PRODUCTS


1.    Fiber-PRO
2.    Glutasorb Ready to Use
3.    GlucoPro Vanilla
4.    L-Emental Hepatic
5.    L-Emental Pediatric
6.    L-Emental
7.    Nitro-PRO
8.    Pro-Peptide for Kids
9.    Pro-Peptide Unflavored
10.   Pro-Peptide VHN
11.   Pro-Peptide Vanilla
12.   Nutrition Liquid
13.   Nutrition Plus Liquid
14.   Instant Nutrition
15.   Instant Nutrition (Lactose Free)
16.   ISO-PRO
17.   ISO-LAN
18.   ULTRA-PRO
19.   ULTRA-LAN
20.   NUTRA-LAN

                                                                SCHEDULE 1.1.(b)


                                 FIXED ASSETS

     Buyer will acquire all fixed assets owned and used in the Business by Seller including, without limitation, the fixed assets listed in Appendix A hereto, except that Seller will retain and Buyer will not acquire the fixed assets listed in Appendix B hereto.

                                                                 SCHEDULE 1.1(j)

                               INTELLECTUAL PROPERTY


1. Patent application pending Serial No. 08/964,556 for "Liquid Amino Acid Nutritional Composition."

2.   Trademark license agreement dated as of October 15, 1995 with VHA, Inc.

                                                                 SCHEDULE 1.1(k)


                                LICENSES AND PERMITS


1. Minnesota Department of Agriculture - Wholesale Food Handler License, No. 20038078, expires June 30, 1999. Not transferable.

2. United States Department of Health and Human Services Public Health Service Food and Drug Administration - Annual Registration of Drug Establishment, for the year 1998. Not transferable.

                                                                    SCHEDULE 8.5


                            ACTIONS, SUITS, PROCEEDINGS


1. In August, 1998, Seller was named as a defendant in a patent infringement lawsuit brought by Novartis Nutrition ("Novartis"), formerly Sandoz Nutrition Corporation, in the United States District Court for the District of Minnesota. The complaint asserts that one of Seller's products, L-Emental-TM- Plus, which is not a Product or subject of this Agreement, infringes on two patents held by Novartis and asks for relief in the form of an injunction that would prevent Seller from selling the product as well as damages of an unspecified amount. Both patents were issued subsequent to Seller's introduction of L-Emental Plus. Seller responded with a counter claim seeking a declaration of invalidity, unenforceability, non-infringement and inventorship of the subject patents. A court order stayed the litigation pending a reexamination by the United States Patent and Trademark Office of both patents. On August 13, 1997, Seller received notification that the United States Patent and Trademark Office will issue the two patents under review. Although the scope of the patents was narrowed, the litigation, which was stayed pending this determination, has resumed, and Seller intends to continue to vigorously defend against the claim.

2. In November 1997, Seller was named as a defendant in a patent infringement lawsuit brought by Nestle Clinical Nutrition ("Nestle") in the United States District Court for the Northern District of Illinois. The suit asserts that one of Seller's products, Pro-Peptide-TM- -For-Kids, infringes on a patent held by Nestle and asks for relief in the form of an injunction that would prevent Seller from selling the product as well as damages of an unspecified amount.

                                                                    SCHEDULE 8.8


                              INVENTORY LOCATIONS

         Location                        Inventory
         --------                        ---------
         IFP, Inc.                       Custom Blends, Amino Acids and
         Hayfield, MN                    Ingredients

         IFP, Inc.                       Packaging Materials
         Faribault, MN

         Curtice Burns Foods             Pro-Peptide Labels
         Benton Harbor, MI               Raw materials for Glutasorb

         Dedicated Logistics             Finished Goods
         New Hope, MN

         Nutrition Medical, Inc.         Finished Goods
         Plymouth, MN

                                                                   SCHEDULE 8.9

                                     CONTRACTS


 PURCHASE CONTRACTS

 1. Agrilink, dated May 1, 1998 (Section 5.7 pertaining to Supply Pro-Peptide Products for three years), attached hereto as Appendix A.

 2.      VHA, Inc., dated October 15, 1995, attached hereto as Appendix B.

 SALES CONTRACTS

 1.      Distributor Agreements:

          a. Davis Enterprises, dated April 1, 1998, attached hereto as Appendix C.
          b. Stat Systems, dated April 1, 1998, attached hereto as Appendix D.
          c. Advanced Medical Systems, dated August 15, 1997, attached hereto as Appendix E.
          d. H R Medical, dated April 1, 1998, attached hereto as Appendix F.
          e. Medical Technologies, dated September 18, 1997, attached hereto as Appendix G.
          f. Tacy Medical, dated September 1, 1997, attached hereto as Appendix H.


 2.      Independent Representative Agreements

          a. Charles C. Bently and Associates, dated December 1, 1997, attached hereto as Appendix I.
          b. Mary C. Eicher, dated April 29, 1998, attached hereto as
             Appendix J.

 3. Distribution Agreement with Nelson Nutraceutical, dated August 25, 1997, attached hereto as Appendix K.

 OTHER CONTRACTS AND
 AGREEMENTS

 1. Woodrow Monty, consulting agreement, dated November 1, 1994, expired, attached hereto as Appendix L.

 2. ABIC International Consultants, Inc., consulting agreement - no written agreement.

                                                               SCHEDULE 8.10(e)

                        JUDGMENTS, ORDERS CONSENT DECREES OR
                    SETTLEMENT AGREEMENTS AFFECTING THE PRODUCTS


     Settlement Agreement and Mutual Release dated October 31, 1995 between Clintec Nutrition Company and Seller, attached hereto as Appendix A.

                                                                  SCHEDULE 14.7


                                 OFFICE SPACE COSTS

All expenses will be pro rated on a daily basis for the number of days of actual occupancy by Buyer.

1.   RENT EXPENSE.  --  $1,950 per month.

2.   DEPRECIATION EXPENSE.  --  $1,500 per month.

3.   TELEPHONE EXPENSES.

          a. Eighty percent (80%) of monthly long-distance charges paid by Seller related to the facility.

          b. Ninety percent (90%) of monthly charges for the toll-free (800) phone line paid by Seller related to the facility.

          c. Sixty percent (60%) of monthly charges for phone services other than long-distance charges or toll-free phone line charges paid by Seller related to the facility.


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                                                                    SCHEDULE 1.2


                         PURCHASE MONEY SECURITY INTERESTS


None.


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